UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2015, R. J. Reynolds Tobacco Company, an indirect subsidiary of Reynolds American Inc. (“R. J. Reynolds”), and certain other participating manufacturers (including Santa Fe Natural Tobacco Company, Inc., a direct subsidiary of Reynolds American Inc. (“SFNTC”)) (R. J. Reynolds, SFNTC and such other participating manufacturers, collectively the “PMs”), entered into a settlement agreement (“Settlement Agreement”) with the State of New York to settle certain claims related to the Master Settlement Agreement (“MSA”) non-participating manufacturer adjustment, an adjustment that reduces the annual payment obligations of R. J. Reynolds and the other PMs in the MSA (“NPM Adjustment”). The Settlement Agreement, as to New York, resolves NPM Adjustment claims related to payment years from 2004 through 2014 and puts in place a new method to determine future adjustments from 2015 forward.

R. J. Reynolds and SFNTC, collectively, will receive credits, currently estimated to total approximately $290 million, plus interest, with respect to their NPM Adjustment claims for the period 2004 through 2014. These credits will be applied against their annual payments under the MSA over a four-year period, commencing with the annual MSA payment due in April 2016. As a result of the Settlement Agreement, their expenses for the MSA are expected to be reduced approximately $15 million in the aggregate for the three months and year ended December 31, 2015, recognizing the credit that reduces the April 2016 MSA payment. In addition, R. J. Reynolds and SFNTC will recognize additional credits in 2016 through 2018, subject to meeting various performance obligations associated with the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be a complete description of the terms of such agreement, which are qualified in all respects by reference to the complete text of the Settlement Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

On October 20, 2015, R. J. Reynolds issued a press release announcing its entry into the Settlement Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Settlement Agreement dated as of October 20, 2015, by and among R. J. Reynolds Tobacco Company, an indirect subsidiary of Reynolds American Inc., certain other Participating Manufacturers and the State of New York.

99.1	Press Release of R. J. Reynolds, dated October 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated as of October 20, 2015, by and among R. J. Reynolds Tobacco Company, an indirect subsidiary of Reynolds American Inc., certain other Participating Manufacturers and the State of New York.

99.1	Press Release of R. J. Reynolds, dated October 20, 2015.